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                                                                    EXHIBIT 10.1


                             JOHN H. HARLAND COMPANY

                       2005 NEW EMPLOYEE STOCK OPTION PLAN

                             ADOPTED AUGUST 2, 2005

    1.   BACKGROUND AND PURPOSE

         This Plan is being adopted for the purpose of granting employment inducement awards as contemplated by Section 303A.08 of the New York Stock Exchange Listed Company Manual (or any successor provision) in order to attract and retain Employees.

    2.   DEFINITIONS

         Each term set forth in this ss. 2 shall have the meaning set forth opposite such term and any reference to the plural of a defined term shall include the singular.

         Section 2.1       Board - the Board of Directors of the Company.

         Section 2.2       Code - the Internal Revenue Code of 1986, as amended.

         Section 2.3 Committee - a committee of the Board comprised of at least 3 members appointed by the Board. Each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3.

         Section 2.4 Company - John H. Harland Company and any successor thereto.

         Section 2.5 Effective Date - the date this Plan is adopted by the Committee.

         Section 2.6 Employee - a person or persons being hired as an employee by the Company or any Subsidiary, or being rehired as an employee by the Company or any Subsidiary following a bona fide period of interruption of employment, including persons that become new employees of the Company or any Subsidiary in connection with a merger or acquisition.

         Section 2.7 Fair Market Value - as of any date, (a) if the Stock is quoted on a national quotation system, (1) the closing price of the Stock on such date on the national quotation system selected by the Committee or (2) if there was no quotation of the Stock on such date on such quotation system, the closing price on the next preceding business day on which there was such a quotation, or (b) if the Stock is not quoted on a national quotation system, the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         Section 2.8       1933 Act - the Securities Act of 1933, as amended.

         Section 2.9 1934 Act - the Securities Exchange Act of 1934, as amended.

         Section 2.10 Option - an option to purchase Stock granted in accordance with ss. 6.

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         Section 2.11      Option Agreement - the document that sets forth the
terms and conditions of an Option.

         Section 2.12 Option Price - the price to purchase one share of Stock upon the exercise of an Option.

         Section 2.13      Plan - this 2005 New Employee Stock Option Plan.

         Section 2.14      Rule 16b-3 - the exemption under Rule 16b-3 of the
1934 Act.

         Section 2.15      Stock - $1.00 par value common stock of the Company.

         Section 2.16 Subsidiary - a corporation that is a subsidiary corporation of the Company within the meaning of Code ss. 424(f).

    3.   SHARES RESERVED UNDER PLAN

         There shall be 100,000 shares of Stock authorized for issuance under this Plan. To the extent the Company deems appropriate, such shares of Stock may be reserved from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Any shares of Stock subject to an Option that remain unissued after the cancellation, expiration or exchange of the Option, and any shares subject to an Option that are forfeited or cancelled, shall be available for use in future grants under this Plan. However, any shares of Stock tendered to exercise an Option or to satisfy a withholding obligation shall not be available for use in future grants under this Plan.

    4.   COMMITTEE

         This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall interpret this Plan and take such action in the administration and operation of this Plan as the Committee deems appropriate under the circumstances. Any action of the Committee shall be binding on the Company, on each affected Employee and on each other person directly or indirectly affected by such action.

    5.   ELIGIBILITY; EMPLOYMENT INDUCEMENT AWARDS

         Only Employees shall be eligible for the grant of Options. Options granted to Employees under this Plan are intended to qualify as employment inducement awards as contemplated by Section 303A.08 of the New York Stock Exchange Listed Company Manual (or any successor provision).

    6.   OPTIONS

         Section 6.1 Committee Action. The Committee acting in its absolute discretion may grant Options to Employees from time to time. To the extent permitted by Section 303A.08 of the New York Stock Exchange Listed Company Manual (or any successor provision), an Option may be granted in exchange for the cancellation of any option to purchase Stock, subject to the provisions of Section 6.2, or under any other circumstances which the Committee deems appropriate. Each Option shall be evidenced by an Option Agreement. The Option Agreement shall incorporate such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

         Section 6.2 Option Price. The Option Price shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. In no event may an outstanding Option be amended (directly or indirectly, for example, by exchange) to lower the Option Price thereof.

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         Section 6.3       Payment of Option Price. The Option Price shall be
payable in full upon the exercise of any Option. At the discretion of the Committee, an Option Agreement may provide for the payment of the Option Price either in cash, by check or in shares of Stock, or in any combination of cash, check and such Stock. A payment by a check acceptable to the Committee shall be treated as a payment in cash under this Plan. The Option Price may be paid through any broker-facilitated cashless exercise procedure acceptable to the Committee or its delegate, and if approved by the Committee, the Company may, in accordance with an Employee's instructions, transfer Stock acquired upon the exercise of an Option directly to a third party in connection with any arrangement made by the Employee for financing the exercise of such Option. The value of any Stock surrendered as payment in the exercise of an Option shall be equal to the Fair Market Value of such Stock on the date such Stock is properly surrendered to the Committee or its delegate.

         Section 6.4 Exercise Period. Each Option shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option shall be exercisable after the tenth anniversary of the date the Option is granted. An Option Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability.

    7.   NONTRANSFERABILITY

         An Option shall not be transferable by an Employee other than by will or by the laws of descent and distribution. During an Employee's lifetime, an Option shall be exercisable only by the Employee; however, the person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee under this Plan. The restriction on transfer described in this ss. 7 shall be incorporated in each Option Agreement.

    8.   SECURITIES REGISTRATION

         Each Option Agreement shall provide that, upon the receipt of Stock, the Employee shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee.

    9.   LIFE OF PLAN

         This Plan automatically shall terminate on the earlier of (1) the tenth anniversary of the effective date of this Plan (as determined under ss. 2.5) or
(2) the date on which all of the Stock authorized for issuance under ss. 3 has been issued, and no Option shall be granted after such date. In the event the Plan terminates as a result of clause (1) of the preceding sentence, the outstanding Options shall continue to be governed by the terms of the Plan until all outstanding Options have been exercised in full or are no longer exercisable.

    10.  ADJUSTMENT

         Section 10.1 Capital Structure. In the event of any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, the Committee shall adjust in an equitable manner the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under ss. 3 and subject to Options, and the Option Price of such Options, to reflect such change.

         Section 10.2 Sale or Mergers. The Committee as part of any corporate transaction, such as a merger, consolidation, acquisition or disposition of property or stock, extraordinary dividend, separation (including a spin-off), reorganization or partial or complete liquidation, shall have the right to adjust the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under ss. 3 and subject to

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Options, including the Option Price, of such Options. The Committee may grant
Options to effect the assumption of, or the substitution for, options previously granted by any other entity to the extent that such transaction calls for such substitution or assumption of such options.

         Section 10.3 Fractional Shares. If any adjustment under this ss. 10 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock that otherwise would result from such adjustment shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this ss. 10 by the Committee shall be conclusive and binding on all affected persons.

    11.  AMENDMENT OR TERMINATION

         This Plan may be amended by the Board or the Committee from time to time to the extent that the Board or Committee deems necessary or appropriate; provided, however, in the event any such amendment would require shareholder approval under applicable law or stock exchange rules, such amendment shall be subject to shareholder approval. The Board or Committee also may suspend the granting of Options at any time and may terminate this Plan at any time; provided, however, neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Options granted before such suspension or termination unless (1) the Employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in ss. 10. Notwithstanding the foregoing, unless otherwise determined by the Board or Committee upon amending the Plan, any outstanding Options automatically shall incorporate any amendments to the Plan.

    12.  MISCELLANEOUS

         Section 12.1 Shareholder Rights. No Employee shall have any rights as a shareholder of the Company as a result of the grant of an Option, or his or her exercise of such Option, pending the actual delivery of the Stock subject to such Option to such Employee.

         Section 12.2 No Contract of Employment. The grant of an Option shall not constitute a contract of employment and shall not confer on an Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Option Agreement.

         Section 12.3 Withholding. Each Option shall be made subject to the condition that the Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Option. An Employee may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.

         Section 12.4 Construction. All references to sections (ss.) are to sections (ss.) of this Plan unless otherwise indicated. The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be construed under the laws of the State of Georgia.

         Section 12.5 Other Conditions. Each Option Agreement may require that an Employee enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to such Option or provides for the repurchase of such Stock by the Company under certain circumstances.

         Section 12.6 Rule 16b-3. The Committee shall have the right to amend any Option or to withhold or otherwise restrict the transfer of any Stock under this Plan to an Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such Option or transfer.

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